UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2014

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5604 Wendy Bagwell Parkway, Suite 223, Hiram, Georgia 30141

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Definitive Material Agreement.

On March 24, 2014, Labor Smart Inc. (the “Company”) entered into an At Will Employment Contract (the “Employment Agreement”) with Jay Reynolds. Under the terms of the Employment Agreement, Mr. Reynolds agreed to fill the capacity of Director of Business Development. Mr. Reynolds will be compensated as follows: (i) $90,000 annual salary, paid at $1,730.77 weekly; (ii) a business allowance of $62.50 per week; and (iii) in the event the Company is acquired within 12 months of the signing of the Employment Agreement, and Mr. Reynolds is still employed with the Company, then the Company will issue Mr. Reynolds 100,000 of common stock. The Employment Agreement is on an “At Will” basis, and can be terminated by either party at any time for any reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Employment Agreement with Jay Reynolds

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART INC.

Date:	March 27, 2014	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer